UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

NEXSTAR BROADCASTING GROUP, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	23-3083125
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

909 Lake Carolyn Parkway Suite 1450 Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to:

General Instruction A.(c), please check the following box.    ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to:

General Instruction A.(d), please check the following box.    ☒

Securities Act registration statement file number to which this form relates:    333-86994

Securities to be registered pursuant to Section 12(b) of the Act:

None.

Securities to be registered pursuant to Section 12(g) of the Act:

Class A common stock, $0.01 par value per share

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

This registration statement on Form 8-A relates to the Class A common stock, par value $0.01 per share (the “Class A Common Stock”), of Nexstar Broadcasting Group, Inc. The section “Description of Capital Stock,” which includes a description of the Class A Common Stock, in the Prospectus forming a part of the Registration Statement on Form S-1, as originally filed with the Securities and Exchange Commission (the “Commission”) on April 25, 2002 (Registration No. 333-86994), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Number	Description

1	Form of Restated Certificate of Incorporation of Nexstar Broadcasting Group, Inc. (Incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-1, File No. 333-86994)

2	Form of Amended and Restated By-Laws of Nexstar Broadcasting Group, Inc. (Incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-1, File No. 333-86994)

3	Specimen of Class A Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-1, File No. 333-86994)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 19, 2003	NEXSTAR BROADCASTING GROUP, INC.

	By:	/S/ G. ROBERT THOMPSON
		Name:	G. Robert Thompson
		Title:	Executive Vice President & Chief Financial Officer